Exhibit 1.1

EXECUTION VERSION

WILLIAMS PARTNERS L.P.

$800,000,000 4.850% Senior Notes Due 2048

Underwriting Agreement

February 26, 2018

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

as Representatives of the Underwriters

named in Schedule 1 hereto

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Williams Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), $800,000,000 in aggregate principal amount of its 4.850% Senior Notes due 2048 (the “Notes”), to be issued under a base indenture, dated as of November 9, 2010, as supplemented by a First Supplemental Indenture, dated as of November 9, 2010, a Second Supplemental Indenture, dated as of November 14, 2011, a Third Supplemental Indenture, dated as of August 14, 2012, a Fourth Supplemental Indenture, dated as of November 15, 2013, a Fifth Supplemental Indenture, dated as of March 4, 2014, a Sixth Supplemental Indenture, dated as of June 27, 2014, a Seventh Supplemental Indenture, dated as of February 2, 2015, an Eighth Supplemental Indenture, dated as of March 3, 2015, a Ninth Supplemental Indenture, dated as of June 5, 2017 and a Tenth Supplemental Indenture, to be dated March 5, 2018 (such base indenture and supplemental indentures thereto being referred to collectively herein as the “Indenture”), each between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. shall act as representatives (the “Representatives”) of the several Underwriters.

Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).

WPZ GP LLC (the “General Partner”), a Delaware limited liability company and a wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation (“Williams”), is the general partner of the Partnership and owns a non-economic general partner interest and incentive distribution rights in the Partnership with regard to which all distribution rights have been waived. Williams indirectly owns an approximate 74 % limited partner interest in the Partnership. All of the Partnership’s activities are conducted through Williams Partners Operating LLC (“WPZ OLLC”), a Delaware limited liability company directly wholly owned by the Partnership, and Williams MLP Operating, LLC (“WPZ MLP OLLC”), a Delaware limited liability company indirectly wholly owned by the Partnership. The Partnership and the General Partner are sometimes referred to as the “Williams Parties” and each a “Williams Party” and the Williams Parties together with the Partnership’s subsidiaries are sometimes referred to as the “Partnership Entities” and each a “Partnership Entity.”

This is to confirm the agreement (this “Agreement”) concerning the purchase of the Notes by the Underwriters.

As used in this Agreement:

(i) “Applicable Time” means 3:30 p.m. (New York City time) on February 26, 2018, which the Underwriters have informed the Partnership and its counsel is a time prior to the time of the first sale of the Notes;

(ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes;

(iv) “Preliminary Prospectus” means any preliminary prospectus included in such registration statement or filed with the Commission by the Partnership pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Notes;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the term sheet attached as Annex II hereto (the “Term Sheet”) and each other Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the prospectus supplement relating to the Notes that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time together with the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended prior to the date hereof; and

(vii) “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-223148), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement. Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof) and deemed part of such registration statement pursuant to Rule 430B.

Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), as of the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

Section 1. Representations, Warranties and Agreements of the Williams Parties.

The Williams Parties jointly and severally represent, warrant and agree that:

(a) An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (as defined below) on Form S-3 (File No. 333-223148) with respect to the Notes has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Partnership to the Representatives. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of Registration Statement.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes, is not on the date hereof and will not be on the Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Notes.

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”). The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents incorporated by reference therein will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and each of the statements made or to be made by the Partnership in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations) and each electronic road show, if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from an Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) The Partnership has been duly formed, is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has the limited partnership power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”).

(k) The General Partner has been duly formed, is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has the limited liability company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The General Partner is the sole general partner of the Partnership with non-economic general partner interest in the Partnership in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”) except (i) for restrictions on transferability contained in the Partnership Agreement; (ii) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); or (iii) to the extent any such Liens would not have a Material Adverse Effect. Williams owns a 100% limited liability company interest in the General Partner free and clear of all Liens except (i) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) to the extent any such Liens would not have a Material Adverse Effect; such limited liability company interest has been issued in accordance with the Eighth Amended and Restated Limited Liability Company Agreement of the General Partner (as the same may be amended and restated on or prior to the Delivery Date, the “GP LLC Agreement”) and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or the provisions of the GP LLC Agreement).

(l) Each of the Partnership’s “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary,” and collectively, the “Significant Subsidiaries”) has been duly organized or validly formed, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(m) As of the respective dates of the most recent Preliminary Prospectus and the Prospectus, the Partnership has no limited partner interests issued and outstanding other than the following:

(i) an aggregate of 702,218,502 Common Units representing limited partner interests in the Partnership held by affiliates of Williams (the “Sponsor Units”) representing an aggregate approximate 72% limited partner interest in the Partnership;

(ii) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner with regard to which all distribution rights have been waived;

(iii) 255,310,963 Common Units issued to public unitholders representing an aggregate approximate 26% limited partner interest in the Partnership (the “Existing Public Units”); and

(iv) 18,214,096 Class B Units representing an aggregate approximate 2% limited partner interest (the “Class B Units”).

All of such Sponsor Units, Incentive Distribution Rights, Existing Public Units, Class B Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and affiliates of Williams own such Sponsor Units and Class B Units and the General Partner owns such Incentive Distribution Rights, in each case, free and clear of all Liens except (i) with respect to the Sponsor Units, the Incentive Distribution Rights and the Class B Units, restrictions on transferability contained in the Partnership Agreement or as described in the most recent Preliminary Prospectus and the Prospectus and (ii) to the extent any such Liens would not have a Material Adverse Effect.

(n) WPZ OLLC has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has the limited liability company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Partnership is the sole member of WPZ OLLC and owns a 100% limited liability company interest in WPZ OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of WPZ OLLC (as the same may be amended and restated on or prior to the Delivery Date, the “WPZ OLLC Agreement”) and is fully paid (to the extent required under the WPZ OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens except (i) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) to the extent any such Liens would not have a Material Adverse Effect.

(o) WPZ MLP OLLC has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has the limited liability company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Partnership is the sole member of and owns a 100% limited liability company interest in Williams Field Services Group, LLC, which is the sole member of WPZ MLP OLLC and which sole member owns a 100% limited liability company interest in WPZ MLP OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Fourth Amended and Restated Limited Liability Company Agreement of WPZ MLP OLLC (as the same may be amended and restated on or prior to the Delivery Date, the “WPZ MLP OLLC Agreement”) and is fully paid (to the extent required under the WPZ MLP OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens except (i) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) to the extent any such Liens would not have a Material Adverse Effect.

(p) The Partnership has all requisite power and authority to issue, sell and deliver the Notes, if any, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. On the Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Parties or any of their equityholders, members or partners for the authorization, issuance, sale and delivery of the Notes, if any, shall have been validly taken.

(q) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Williams Party and, assuming due authorization, execution and delivery by the Representatives, constitutes the valid and binding agreement of each of the Williams Parties, enforceable against each of the Williams Parties in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(r) The Indenture has been duly authorized by the Partnership, and upon its execution and delivery by the Partnership and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law). The Indenture will conform to the description thereof in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto) in all material respects. On the Delivery Date, the Indenture will have been duly qualified under the Trust Indenture Act and will comply in all material respects with the applicable requirements of the Trust Indenture Act.

(s) The Notes have been duly authorized and, when duly executed by the Partnership in accordance with the terms of the Indenture, and assuming due authentication, execution and delivery by the Trustee in accordance with the Indenture, upon delivery to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Partnership entitled to the benefits of the Indenture, enforceable against the Partnership in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy. On the Delivery Date, the Notes will conform to the description thereof in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto) in all material respects.

(t) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(u) The GP LLC Agreement has been duly authorized, executed and delivered by the party thereto, and is a valid and legally binding agreement of the party thereto, enforceable against the party thereto in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(v) The WPZ OLLC Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(w) The WPZ MLP OLLC Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(x) The partnership agreement or limited liability company agreement, as applicable of each Significant Subsidiary has been duly authorized, executed and delivered by each of the parties thereto, and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(y) None of the offering, the issuance and sale by the Partnership of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package or the Prospectus, the execution, delivery and performance of this Agreement by the Williams Parties and the execution, delivery and performance of the Indenture and the Notes (i) conflicts or will conflict with or constitutes or will constitute a violation of the Partnership Agreement, the GP LLC Agreement, or the certificate of formation or certificate of limited partnership, as applicable, of either of the Williams Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Parties or the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Parties or the Significant Subsidiaries or any of their properties in a proceeding to which either of them or their property is a party, or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Williams Parties or the Significant Subsidiaries, except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Except for (i) the registration of the Notes under and related filings pursuant to the Securities Act and the qualification of the Indenture under the Trust Indenture Act, (ii) such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Exchange Act, and applicable state securities laws in connection with the purchase and sale of the Notes by the Underwriters, and (iii) such consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency or body having jurisdiction over any of the Williams Parties or Significant Subsidiaries or any of their properties or assets (each for purposes of this Section 1(z) being referred to as a “consent”) that, in each case, have been, or prior to the Delivery Date will be, obtained, no consent is required for the execution, delivery and performance of this Agreement by the Williams Parties, the execution, delivery and performance of the Indenture and the Notes by the Partnership and the issuance and sale of the Notes and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(aa) Except as described in the most recent Preliminary Prospectus, the Prospectus and the Partnership Agreement, no holders of securities of either of the Williams Parties have rights to the registration of such securities in connection with the sale of the Notes.

(bb) None of the Williams Parties or Significant Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would be reasonably likely to result in any Material Adverse Effect, or any development involving a material adverse change in or affecting the financial condition, results of operations, business or prospects of the Partnership Entities (taken as a whole), otherwise than as disclosed or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or since the date of the Pricing Disclosure Package, there has not been (i) any material adverse change in the capital structure or long-term debt of any of the Williams Parties or the Significant Subsidiaries (taken as a whole), (ii) any material adverse change in or affecting the financial condition, results of operations, business or prospects of the Williams Parties or the Significant Subsidiaries (taken as a whole), or (iii) any transaction entered into by any of the Williams Parties or the Significant Subsidiaries, other than in the ordinary course of business, that is material to the Williams Parties or the Significant Subsidiaries (taken as a whole) other than as disclosed, in each case, in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(cc) The consolidated financial statements filed with or as part of any document filed by the Partnership with the Commission and incorporated by reference in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Partnership and its subsidiaries at the dates and for the periods indicated, all in conformity with generally accepted accounting principles (subject, in the case of interim statements, to normal year-end audit adjustments); and the Partnership has no material contingent obligation that is not disclosed in such financial statements or in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd) The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Preliminary Prospectus Supplement or the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Preliminary Prospectus Supplement or the Prospectus. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Preliminary Prospectus Supplement or the Prospectus, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(ee) Ernst & Young LLP, who has reported upon the audited financial statements and schedules included or incorporated by reference in the Preliminary Prospectus and the Prospectus, Deloitte & Touche LLP and PricewaterhouseCoopers LLP are independent auditors within the meaning of the rules and regulations promulgated under the Securities Act.

(ff) Except with respect to pipeline rights-of-way, the Williams Parties and the Significant Subsidiaries have good and indefeasible title to all real property and good title to all personal property described as owned by any of them in the most recent Preliminary Prospectus and the Prospectus, in each case free and clear of all Liens, except (i) as are described in the most recent Preliminary Prospectus and the Prospectus, (ii) as do not materially interfere with the use made in the aggregate of such properties, as described in the most recent Preliminary Prospectus and the Prospectus, (iii) as are permitted under the Partnership’s Second Amended & Restated Credit Agreement dated as of February 2, 2015, as amended, or (iv) as would not reasonably be expected to have a Material Adverse Effect. With respect to title to pipeline rights-of-way, the Williams Parties represent only that no Williams Party or Significant Subsidiary has received any actual notice or claim from any owner of land upon which any pipeline owned by any Williams Party or Significant Subsidiary (as described in the most recent Preliminary Prospectus and the Prospectus) is located that such entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they are used and occupied (as described in the most recent Preliminary Prospectus and the Prospectus) and that would reasonably be expected to result in a Material Adverse Effect.

(gg) Each of the Williams Parties and Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable in accordance with customary practices for companies engaged in similar businesses in similar industries for the conduct of their respective businesses and the value of their respective properties.

(hh) Except as described in the most recent Preliminary Prospectus and the Prospectus, there is no action, suit or proceeding before any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of any Williams Party, threatened against or affecting any Williams Party or Significant Subsidiary or to which any of their properties are subject that would reasonably be expected to result in any Material Adverse Effect, or would reasonably be expected to directly affect the issuance of the Notes contemplated by this Agreement.

(ii) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Summary—The Offering,” “Description of the Notes,” and “Description of the Debt Securities,” insofar as they purport to constitute a summary of the terms of the Indenture and the Notes, are accurate summaries in all material respects.

(jj) Each of the Williams Parties and the Significant Subsidiaries has filed all federal, state and local income and franchise tax returns that are required to be filed by it and has paid all taxes due thereon, other than those which, if not filed or paid, would not have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings and where such Williams Party or Significant Subsidiary, as applicable, has maintained in accordance with generally accepted accounting principles appropriate reserves for the accrual of any of the same.

(kk) The Williams Parties (i) make and keep books and records that accurately reflect transactions and dispositions of their assets and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with generally accepted accounting principles and to maintain accountability for its assets and (C) access to their assets is permitted only in accordance with management’s general or specific authorization.

(ll) Each of the Partnership, Transcontinental Gas Pipe Line Company, LLC and Northwest Pipeline LLC has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); and such disclosure controls and procedures (i) are designed to ensure that information required to be disclosed by such entity in the reports it files or submits under the Exchange Act is accumulated and communicated to the management of such entity, including its respective and the General Partner’s principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure and (ii) are effective at a reasonable assurance level to perform the functions for which they were established.

(mm) Since the date of the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017, the General Partner’s and the Partnership’s auditors and the audit committee of the General Partner (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the General Partner’s or the Partnership’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the General Partner’s or the Partnership’s internal controls over financial reporting.

(nn) Since the date of the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017, to the best knowledge of the General Partner and the Partnership, there have been no material changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting except as disclosed in the Pricing Disclosure Package and the Prospectus, exclusive of any amendment or supplement thereto.

(oo) The Partnership is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(pp) None of the Williams Parties or the Significant Subsidiaries is (i) in violation of its agreement of limited partnership, limited liability company agreement, certificate of formation or other organizational documents, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject, or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(qq) Each of the Williams Parties and the Significant Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to (i), (ii) and (iii), as may be disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(rr) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any Williams Party or Significant Subsidiary (or, to the knowledge of any Williams Party, any predecessors in interest to any of the foregoing) at, upon or from any of the property now or previously owned or leased by any Williams Party or Significant Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except as may be disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except for any violation or remedial action that would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any Williams Party or Significant Subsidiary or with respect to which any Williams Party or Significant Subsidiary has knowledge, except as may be disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ss) Except as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), or to the extent that a breach of any of the following representations would not reasonably be expected to result in a Material Adverse Effect: each Williams Party and Significant Subsidiary is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”); no Reportable Event described in Section 4043(c) of ERISA (other than a “reportable event” for which the 30-day notice to the Pension Benefit Guaranty Corporation has been waived or other than a “reportable event” as such term is described in Section 4043(c)(3) of ERISA) has occurred with respect to any “pension plan” (as defined by ERISA) for which any Williams Party or Significant Subsidiary would have any liability; no Williams Party or Significant Subsidiary has incurred or reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986 (the “Code”), including the regulations and published interpretations thereunder; and each “pension plan” for which any Williams Party or Significant Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(tt) Each of the Williams Parties and the Significant Subsidiaries has obtained all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals (collectively, the “Licenses”) necessary to own, hold, or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Licenses would not reasonably be expected to have a Material Adverse Effect, and none of the Williams Parties or the Significant Subsidiaries has received any written notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification would not have a Material Adverse Effect.

(uu) The Partnership is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(vv) None of the Williams Parties has distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Sections 1(i) or 5(a)(vi) hereof.

(ww) The Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(xx) None of the Williams Parties nor any of its subsidiaries, nor, to the knowledge of the Williams Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Williams Parties or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption law; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(yy) The operations of the Williams Parties and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Williams Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Williams Parties, threatened.

(zz) Neither the Williams Parties nor any of its subsidiaries nor, to the knowledge of the Williams Parties, any director, officer, agent, employee or affiliate of the Williams Parties or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that: (i) are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or (ii) located, organized or resident in a country or territory that is the subject of sanctions administered by OFAC (including without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Each certificate signed by or on behalf of any of the Williams Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Williams Party to the Underwriters as to the matters covered thereby.

Section 2. Purchase of the Notes by the Underwriters.

On the basis of the representations and warranties contained in and subject to the terms and conditions of this Agreement, the Partnership agrees to sell the Notes to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the amount of the Notes set forth opposite such Underwriter’s name in Schedule 1 hereto.

The price of the Notes shall be 98.64% of the aggregate principal amount thereof.

The Partnership shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date, except upon payment for all of the Notes to be purchased on the Delivery Date as provided herein.

Section 3. Offering of Notes by the Underwriters.

Upon authorization by the Representatives of the release of Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

Section 4. Delivery of and Payment for the Notes.

Delivery of and payment for the Notes shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 9:00 a.m., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representatives and the Partnership. This date and time are herein called the “Delivery Date.” On the Delivery Date, the Partnership shall deliver or cause to be delivered the Notes to the Representatives for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

Section 5. Further Agreements of the Williams Parties.

(a) Each of the Williams Parties, jointly and severally, covenants and agrees with each Underwriter:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to file any Issuer Free Writing Prospectus to the extent required to be filed under Rule 433 of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and to pay any fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(ii) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available by EDGAR (as defined below) any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or the Exchange Act or requested by the Commission;

(v) During such period as the Underwriters are required to deliver a prospectus in connection with the offering contemplated hereby, prior to filing with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be reasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Partnership, required by law;

(vi) Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(vii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Partnership’s security holders and to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(ix) For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Representatives a copy of all materials furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xi) During the period from the date hereof through and including the Delivery Date, the Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or granted by the Partnership and having a tenor of more than one year;

(xii) To apply the net proceeds from the offering of the Notes as set forth in the Prospectus;

(xiii) To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act; and

(xiv) To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

(b) Each Underwriter severally and not jointly agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Notes) used or referred to by such Underwriter without the prior consent of the General Partner (any such issuer information with respect to whose use the General Partner has given its consent, being defined as “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus or customary Bloomberg e-mails containing comparable bond price information and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(c) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to clause (a)(i) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus, and (iv) supply any amendment or supplement to you in such quantities as you may reasonably request.

Section 6. Expenses.

The Williams Parties agree, whether or not the offering contemplated by this Agreement is consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Notes (including reasonable related fees and expenses of counsel to the Underwriters); (f) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters); (g) the preparation and printing of certificates representing the Notes; (h) the fees and expenses of the Trustee and its counsel; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Williams Parties; (j) any costs, fees and expenses in connection with acquiring or maintaining a rating for the Notes by any rating agency; and (k) all other costs and expenses incident to the performance of the obligations of the Williams Parties under this Agreement; provided that except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Notes made by the Underwriters.

Section 7. Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, as of the Applicable Time and on the Delivery Date, of the representations and warranties of the Williams Parties contained herein, to the performance by the Williams Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) hereof; the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Delivery Date that the Registration Statement, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Shearman & Sterling LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made).

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Williams Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Gibson, Dunn & Crutcher LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Williams Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received from T. Lane Wilson, General Counsel of the Williams Parties, his written opinion and negative assurance statement, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Williams Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, Deloitte & Touche LLP and PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter or letters of Ernst & Young LLP, Deloitte & Touche LLP and PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) On the Delivery Date, the General Partner shall have furnished to the Representatives a certificate of the General Partner, signed by an executive officer of the General Partner, dated the Delivery Date, stating that:

(i) the representations, warranties and agreements of the Williams Parties contained in Section 1 of this Agreement are true and correct as of the Delivery Date, and the Williams Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened by the Commission; all requests of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change or any development that would reasonably be expected to result in a prospective material adverse change in the financial condition, earnings, business or operations of the General Partner, the Partnership and its subsidiaries (taken as a whole) from that set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) Since the date of the most recent financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, there shall not have been any change, or any development that would reasonably be expected to result in a prospective change, in the financial condition, earnings, business or operations of the Partnership Entities (taken as a whole) from that set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, NYSE American LLC or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or limited or the settlement of such trading shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in the case of clauses (iv) and (v), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(m) The Williams Parties shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 8. Indemnification and Contribution.

(a) Each of the Williams Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in the light of the circumstances under which any such statements were made or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Issuer Information, in the light of the circumstances under which any such statements were made), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Williams Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Williams Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner or the Partnership), managers, officers and employees, and each person, if any, who controls any Williams Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Williams Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which any such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Williams Parties or any such director, manager, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present such counsel with a conflict of interest. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Williams Parties, on the one hand, and the Underwriters, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Williams Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Williams Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Williams Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Williams Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Williams Parties acknowledge that the statements set forth in the third paragraph and the eighth paragraph appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Williams Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

Section 9. Defaulting Underwriters.

If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions that the amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total amount of the Notes set forth opposite the names of all the respective remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the total amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total amount of the Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the amount of the Notes which it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-

defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Williams Parties, except that the Williams Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Williams Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership, as the case may be, may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any other document or arrangement.

Section 10. Termination.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l) hereof, shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

Section 11. Reimbursement of Underwriters’ Expenses.

If the Partnership shall fail to tender the Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Williams Parties to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Williams Parties is not fulfilled, each of the Williams Parties agrees to jointly and severally, reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters severally in connection with this Agreement and the proposed purchase of the Notes (the “Expenses”). If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Williams Parties shall not be obligated to reimburse any defaulting Underwriter on account of those Expenses. If this agreement is terminated pursuant to Section 10 because any of the events described in Section 7(l) shall have occurred, the Williams Parties will reimburse the Underwriters severally through the Representatives on demand for the Expenses.

Section 12. Research Analyst Independence.

In addition, the Williams Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Notes that differ from the views of their respective investment bankers. The Williams Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Williams Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Williams Parties by such Underwriters’ investment banking divisions. The Williams Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership or of affiliates of the Partnership.

Section 13. No Fiduciary Duty.

Each Williams Party acknowledges and agrees that in connection with the offering of the Notes, the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Williams Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Williams Parties, and such relationship between the Williams Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Williams Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Williams Parties. Furthermore, the Williams Parties agree that they are solely responsible for making their own judgments and decisions in connection with this offering. Each Williams Party hereby waives any claims that the Williams Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

Section 14. USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Williams Parties, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Section 15. Notices.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013 (fax no.: (646) 291-1469), Attention: General Counsel, Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Global Capital Markets Syndicate Desk, with a copy to the Legal and Compliance Department and MUFG Securities Americas Inc. at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020 (fax no.: (646) 434-3455), Attention: Capital Markets Group, with a copy mailed, delivered or telefaxed to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (fax: (646) 848-7522); Attention: Merritt S. Johnson, Esq.; or, if sent to the Williams Parties, will be mailed, delivered or telefaxed to c/o Williams Partners L.P., (918) 573-2065 and confirmed to it at One Williams Center, Tulsa, Oklahoma 74172-0172, Attention: Treasurer, with a copy mailed, delivered or telefaxed to Gibson, Dunn & Crutcher LLP, Attn: Robyn E. Zolman (fax no.: (303) 313-2830) and confirmed at (303) 298-5740.

Section 16. Successors.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Williams Parties and their respective successors and the indemnified persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 17. Amendments or Waivers

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 18. Entire Agreement

This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 19. Survival.

The respective indemnities, representations, warranties and agreements of the Williams Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or their respective successors or the controlling persons referred to in Section 8 hereof.

Section 20. Definition of the Terms “Business Day” and “subsidiary.”

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meaning set forth in Rule 405 of the Rules and Regulations.

Section 21. Applicable Law and Waiver of Jury Trial.

(a) THIS AGREEMENT IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE WILLIAMS PARTIES AND THE UNDERWRITERS EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THE TERMS OF THIS AGREEMENT AND THE OFFERING CONTEMPLATED HEREBY.

(b) The parties hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the terms of this Agreement and the offering contemplated hereby, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the party set forth under Notices herein. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that either party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to its obligations hereunder, each waives such immunity to the extent permitted by applicable law.

Section 22. Severability.

If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 23. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 24. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow.]

If the foregoing correctly sets forth the agreement among the Williams Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

WPZ GP LLC

By:	/s/ Peter S. Burgess
Name: Peter S. Burgess
Title: Treasurer

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Peter S. Burgess
Name: Peter S. Burgess
Title: Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted

as of the date set forth above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Brian Cogliandro
Name: Brian Cogliandro
Title: Managing Director, Head of U.S. Syndicate

For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriters	Principal Amount of Notes Purchased
Citigroup Global Markets Inc.	$120,000,000
Morgan Stanley & Co. LLC	$120,000,000
MUFG Securities Americas Inc.	$120,000,000
BBVA Securities Inc.	$80,000,000
Credit Suisse Securities (USA) LLC	$80,000,000
PNC Capital Markets LLC	$80,000,000
BOK Financial Securities, Inc.	$33,334,000
CIBC World Markets Corp.	$33,334,000
DNB Markets, Inc.	$33,333,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$33,333,000
RBC Capital Markets, LLC	$33,333,000
TD Securities (USA) LLC	$33,333,000

Total	$800,000,000

1-1

ANNEX I

Issuer Free Writing Prospectuses

other than those to which the Underwriters provided their consent

None.

I-1

ANNEX II

Pricing Term Sheet.

See attached.

II-1

WILLIAMS PARTNERS L.P.

$800,000,000 4.850% Senior Notes due 2048

PRICING TERM SHEET

Dated: February 26, 2018

Issuer:	Williams Partners L.P.

Security Type:	4.850% Senior Notes due 2048

Pricing Date:	February 26, 2018

Settlement Date:	March 5, 2018 (T + 5)

Maturity Date:	March 1, 2048

Principal Amount:	$800,000,000

Benchmark:	UST 2.750% due November 15, 2047

Benchmark Price and Yield:	92-03+; 3.161%

Spread to Benchmark:	+172 bps

Yield to Maturity:	4.881%

Coupon:	4.850%

Issue Price:	99.515%

Make-Whole Call:	T + 30 bps (prior to September 1, 2047)

Par Call:	On or after September 1, 2047

Use of Proceeds:	We estimate that the net proceeds to us from this offering of notes will be approximately $789 million after deducting estimated underwriting discounts and commissions and offering expenses payable by us. We intend to use the net proceeds of this offering for general partnership purposes, including the repayment of our $750 million aggregate principal amount of 4.875% Senior Notes due 2024 or other of our outstanding indebtedness.

Interest Payment Dates:	March 1 and September 1, commencing September 1, 2018

CUSIP / ISIN:	96949L AE5 / US96949LAE56

Joint Book-Running Managers:	Citigroup Global Markets Inc. Morgan Stanley & Co. LLC MUFG Securities Americas Inc. BBVA Securities Inc. Credit Suisse Securities (USA) LLC PNC Capital Markets LLC

Co-Managers:	BOK Financial Securities, Inc. CIBC World Markets Corp. DNB Markets, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated RBC Capital Markets, LLC TD Securities (USA) LLC

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Citigroup Global Markets Inc. at (800) 831-9146, Morgan Stanley & Co. LLC at (866) 718-1649 or MUFG Securities Americas Inc. at (877) 649-6848.

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